Exhibit 10.4

FIRST AMENDMENT TO REVOLVING PROMISSORY NOTE AGREEMENT

This First Amendment to Revolving Promissory Note Agreement is made and entered into as of the 1st day of December 2021 by and between Outdoor Specialty Products, Inc., a Nevada corporation (“Borrower”), and Kirk Blosch (“Noteholder”).

WHEREAS, Borrower and Noteholder entered into that certain Revolving Promissory Note Agreement, dated January 4, 2021, in the original principal amount of $40,000.00 (the “Original Note”); and

WHEREAS, Borrower and Noteholder desire to amend the maturity date of the Original Note as provided herein.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, the parties hereto agree as follows:

1. Amendment. Section 1(a) of the Original Note, captioned “Maturity Date,” is hereby amended by deleting such section in its entirety and replacing it with the following:

(a)	Maturity Date. The aggregate unpaid Principal Indebtedness, all accrued and unpaid interest thereon, and all other amounts payable under this Note shall be due and payable on or before the close of business on June 30, 2022 (the “Maturity Date”). The Maturity Date may be extended from time to time by the written agreement of Borrower and Noteholder.

2. Defined Terms / No Further Modification. Any terms used but not defined herein shall have the meanings ascribed to them in the Original Note. Except as expressly set forth herein, the Original Note shall remain unmodified and shall continue in full force and effect.

Dated as of December 1, 2021.	OUTDOOR SPECIALTY PRODUCTS, INC.

Borrower:

	By	/s/ Kirk Blosch
	Name:	Kirk Blosch
	Title:	President

Noteholder:

/s/ Kirk Blosch
Kirk Blosch